
<ARTICLE>                  5

<PERIOD-TYPE>                                        6-MOS
<FISCAL-YEAR-END>                                    MAR-31-1999
<PERIOD-END>                                         SEP-30-1998
<CASH>                                               177,299
<SECURITIES>                                         2,404,793
<RECEIVABLES>                                        39,352
<ALLOWANCES>                                         000
<INVENTORY>                                          000
<CURRENT-ASSETS>                                     000
<PP&E>                                               12,598,287
<DEPRECIATION>                                       000
<TOTAL-ASSETS>                                       18,502,920<F1>
<CURRENT-LIABILITIES>                                000
<BONDS>                                              000
<COMMON>                                             000
<PREFERRED-MANDATORY>                                000
<PREFERRED>                                          000
<OTHER-SE>                                           6,812,409
<TOTAL-LIABILITY-AND-EQUITY>                         18,502,920<F2>
<SALES>                                              000
<TOTAL-REVENUES>                                     1,491,105<F3>
<CGS>                                                000
<TOTAL-COSTS>                                        000
<OTHER-EXPENSES>                                     1,241,464<F4>
<LOSS-PROVISION>                                     000
<INTEREST-EXPENSE>                                   443,053
<INCOME-PRETAX>                                      000
<INCOME-TAX>                                         000
<INCOME-CONTINUING>                                  000
<DISCONTINUED>                                       000
<EXTRAORDINARY>                                      000
<CHANGES>                                            000
<NET-INCOME>                                         (1,818,250)<F5>
<EPS-PRIMARY>                                        (30.00)
<EPS-DILUTED>                                        000

<F1>Included in Total Assets:  Tenant security deposits of $66,592,  Investments in Local Limited Partnerships of $2,496,713, Mortgage escrow deposits of $157,925, Operating reserves of $35,926, Replacement reserves of $119,025, Deferred fees, net of accumulated amortization of $299,245 and Other assets of $107,763. <F2>Included in Total Liabilities and Equity: Mortgage notes payable of $11,235,237, Notes payable of $86,533, Accounts payable to affiliates of $22,580, Accounts payable and accrued expenses of $287,523, Accrued interest payable of $166,265, Security deposits payable of $56,895 and Minority interests in Local Limited Partnerships of $164,522 <F3>Total Revenue includes: Rental of $1,054,385, Investment of $75,325 and Other of $361,395. <F4>Included in Other
Expenses: Asset management fees of $136,080, General and administrative of $97,637, Rental operations, exclusive of depreciation of $624,154, Property management fees of $44,930, Depreciation of $277,312 and Amortization of $61,351. <F5>Net loss reflects: Equity in losses of Local Limited Partnerships of $1,629,536 and Minority interests in losses of Local Limited Partnerships of $4,698.

